                                                                 EXHIBIT 10.1(e)

           LIMITED WAIVER UNDER AMENDED AND RESTATED CREDIT AGREEMENT


         This LIMITED WAIVER UNDER AMENDED AND RESTATED CREDIT AGREEMENT (this "LIMITED WAIVER") is dated as of February 14, 2005, and is entered into by and among ENERGY WEST, INCORPORATED, a Montana corporation (the "COMPANY"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as agent for the "Banks" party to the Credit Agreement described below (in such capacity, the "AGENT"), such Banks and each other Loan Party.

         WHEREAS, the Agent, the Banks and the Company have entered into that certain Amended and Restated Credit Agreement dated as of March 31, 2004 (as such agreement has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, the Company has failed to comply with: (i) the Interest Coverage Ratio covenant set forth in Section 10.6.1 of the Credit Agreement for the Fiscal Quarter ended December 31, 2004 as a result of the additional interest expense accrued by the Company pursuant to the Inventory Purchase Agreement referenced in clause (iii) of this paragraph, (ii) the Total Debt to Capital Ratio covenant set forth in Section 10.6.2 of the Credit Agreement for the Fiscal Quarter ended December 31, 2004, and (iii) the Indebtedness covenant set forth in Section 10.7 of the Credit Agreement as a result of the Company's entry into that certain Agreement dated November 11, 2004 for the purchase of gas (the "INVENTORY PURCHASE AGREEMENT"; a copy of which has been provided to Agent) creating not more than $3,580,000 of Indebtedness; and Events of Default arising under subsection 12.1.5(a) of the Credit Agreement have occurred and are continuing due to such violations of Sections 10.6.1, 10.6.2 and 10.7 (such Events of Default are hereinafter referred to at times as the "EXISTING EVENTS OF Default"); and

         WHEREAS, the Company has requested that the Agent and the Lenders waive the Existing Events of Default.

         NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Limited Waiver, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Limited Waiver, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

     2. LIMITED WAIVER. Effective upon the satisfaction of each of the conditions to effectiveness set forth in Section 4 below, and provided further that: (i) the actual Interest Coverage Ratio for the Fiscal Quarter ended December 31, 2004 is not less than 1.90 to 1.00, and (ii) the actual ratio of Total Debt to Capital Ratio for the Fiscal Quarter ended December 31, 2004 is not greater than 0.76 to 1.00 (the calculations with respect to the foregoing clauses (i) and (ii) based upon the financial statements being filed on the date hereof by the Company with the United States Securities and Exchange Commission, which the Company hereby represents and warrants to the Agent and the Banks are true and correct in all material respects), the Agent and the Banks hereby waive the Existing Events of Default and agree that, notwithstanding anything contained in the Credit Agreement to the contrary, the failure of the Company to comply with: (x) the Interest Coverage Ratio covenant set forth in Section 10.6.1 of the Credit Agreement for the fiscal quarter ended December 31, 2004, (y) the Total Debt to Capital Ratio covenant set forth in Section 10.6.2 of the Credit Agreement for the fiscal quarter ending December 31, 2004 and (z) the Indebtedness covenant set forth in
Section 10.7 of the Credit Agreement shall not give rise to any future Default or Event of Default under the Credit Agreement. This limited waiver is limited in scope and shall not constitute or be deemed to constitute a waiver of, consent to or departure from, any other term of provision of the Credit Agreement or any other Loan Document, each of which shall continue unmodified and in full force and effect, nor shall this limited waiver constitute a course of dealing among the parties.

     3. RATIFICATION; NO DEFENSES; WAIVER.

     (a) RATIFICATION. The Company and each other Loan Party hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Loan Document and agrees to perform each of its obligations thereunder as and when required. By executing this Limited Waiver, the Company and each other Loan Party hereby further ratifies, acknowledges, affirms and reconfirms that each Loan Document, as amended hereby, constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, and that each such Loan Document is in full force and effect.

     (b) NO DEFENSES. The Company and each other Loan Party hereby represent and warrant to, and covenant with Agent and the Banks that as of the date hereof:
(i) neither Company nor any other Loan Party has any defenses, offsets or counterclaims of any kind or nature whatsoever against Agent or any Bank with respect to any of the loans or other financial accommodations made under any of the Loan Documents or any of the Loan Documents themselves, or any action previously taken or not taken by Agent or any of the Banks with respect thereto, and (ii) Agent and the Banks have fully performed all obligations to the Company and each other Loan Party which they may have had or have on and of the date hereof.

     (c) WAIVER OF AGENT AND BANKS. The Company and each other Loan Party, on behalf of each such Person and their respective executors, successors and assigns, hereby waives, releases and discharges Agent and the Banks and all of the affiliates, directors, officers, employees, attorneys and agents of the Agent and the Banks, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loan Documents and any documents, agreements, dealings or other matters connected with the Loan Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or before the date hereof.

     4. CONDITIONS. The effectiveness of this Limited Waiver is subject to the following conditions precedent:

     (a) the Company, each other Loan Party and each Bank shall have executed and delivered this Limited Waiver; and

     (b) the representations and warranties set forth in Section 5 of this Limited Waiver shall be true and correct.

     5. REPRESENTATIONS AND WARRANTIES. To induce the Agent and the Banks to enter into this Limited Waiver, the Company and each other Loan Party hereby represents and warrants to the Agent and the Banks that: (i) the execution, delivery and performance of this Limited Waiver has been duly authorized by all requisite corporate action on the part of the Company and each such other Loan Party and that this Limited Waiver has been duly executed and delivered by the Company and each other Loan Party and this Limited Waiver and the Credit Agreement constitute valid and binding obligations of each of them, as applicable, enforceable in accordance with their respective terms, (ii) no Default or Event of Default (other than the Existing Events of Default) has occurred or is continuing under the Credit Agreement or would result from the execution and delivery of this Limited Waiver, and (iii) each of the representations and warranties set forth in Section 9 of the Credit Agreement, after giving effect to this Limited Waiver, is true and correct in all material respects as of the date hereof, unless any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects.

     6. SEVERABILITY. Any provision of this Limited Waiver held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Limited Waiver and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     7. REFERENCES. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Limited Waiver.

     8. COUNTERPARTS. This Limited Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. A counterpart of this Limited Waiver delivered by facsimile or other electronic means shall for all purposes be as effective as delivery of an original counterpart.

     9. COSTS. The Company agrees to pay on demand all reasonable costs and expenses incurred by the Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Limited Waiver.

     10. GOVERNING LAW. The validity and interpretation of this Limited Waiver and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflict of laws that would call for the application of the laws of another jurisdiction.

     11. MISCELLANEOUS. This Limited Waiver shall be deemed to be a Loan
Document.


            - Remainder of Page Left Blank; Signature Page Follows -

     Delivered at Chicago, Illinois, as of the day and year first above written.

AGENT AND BANK:                                OTHER LOAN PARTIES:
--------------                                 ------------------

LASALLE BANK, NATIONAL
ASSOCIATION, a national banking                ENERGY WEST PROPANE, INC.,
association, as Agent and as a Bank            a Montana corporation


By:      /s/ Meghan Payne                      By:     /s/ Douglas R. Mann
         ----------------------------                  -------------------------
Name:    Meghan Payne                          Name:   Douglas R. Mann
Title:   First Vice President                  Title:  President


COMPANY:

ENERGY WEST, INCORPORATED, a                   ENERGY WEST RESOURCES, INC.,
Montana corporation                            a Montana corporation


By:      /s/ John C. Allen                     By:     /s/ John C. Allen
         ----------------------------                  -------------------------
Name:    John C. Allen                         Name:   John C. Allen
Title:   Senior Vice President                 Title:  Authorized
                                                       Representative


                                               ENERGY WEST DEVELOPMENT, INC.,
                                               a Montana corporation

                                               By:     /s/ John C. Allen
                                                       -------------------------
                                               Name:   John C. Allen
                                               Title:  Authorized
                                                       Representative